Two Harbors Investment Corp. Reports Fourth Quarter 2020 Financial Results
Strong Performance in a Repositioned Portfolio

NEW YORK, February 9, 2021 - Two Harbors Investment Corp. (NYSE: TWO), a mortgage real estate investment trust (REIT) that pairs investments in Agency residential mortgage-backed securities (RMBS) with mortgage servicing rights (MSR), today announced its financial results for the quarter ended December 31, 2020.
Quarterly Summary
•Reported book value of $7.63 per common share, representing a 5.8% quarterly return on book value(1)
•Generated Comprehensive Income of $113.5 million, representing an annualized return on average common equity of 22.1%
•Reported Core Earnings of $82.0 million, or $0.30 per weighted average basic common share(2)
•Declared a fourth quarter common stock dividend of $0.17 per share, a 21% increase from the prior quarter
•Continued strength in MSR flow-sale program; settled $23.0 billion unpaid principal balance (UPB) of MSR
•Closed on an additional $20.4 billion UPB of MSR bulk purchases

Annual Summary
•Completed transition to self-management and repositioned portfolio to Agency + MSR strategy
•Reported book value of $7.63 per common share compared to $14.54 at December 31, 2019, representing a
(44%) return on book value. Return on book value was 16.8% from March 31, 2020 through year end(1)
•Grew MSR flow program purchases by 136% year-over-year
•Diversified and increased access to MSR financing; closed a $200 million financing facility for servicing advances

Post Quarter End Update
•Issued $287.5 million principal amount of 5-year convertible senior notes due 2026
•Repurchased and retired $143.7 million principal amount of convertible senior notes due 2022
•Announced redemption of $75 million Series D and $200 million Series E preferred shares

“We are pleased with our fourth quarter performance, which includes a 5.8% economic return on book value. Subsequent to the quarter end, we took steps to optimize our capital structure with the benefits accruing to our common shareholders over time,” stated Bill Greenberg, Two Harbors’ President and Chief Executive Officer. “We are excited about our outlook as an Agency plus MSR REIT for 2021 and beyond.”

(1) Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2) Core Earnings is a non-GAAP measure. Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third and fourth quarter of 2020:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended December 31, 2020			Three Months Ended September 30, 2020
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$113,481	$0.41	22.1%	$219,180	$0.80	45.6%
GAAP Net Income (Loss)	$192,220	$0.70	37.4%	$182,964	$0.67	38.0%
Core Earnings(1)	$82,007	$0.30	15.9%	$75,571	$0.28	15.7%

Operating Metrics
Dividend per common share	$0.17			$0.14
Annualized dividend yield(2)	10.7%			11.0%
Book value per common share at period end	$7.63			$7.37
Return on book value(3)	5.8%			12.1%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(4)	$14,673			$12,455
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(4)	1.9%			1.7%
___________
(1)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $2.2 million for the fourth quarter of 2020 and $2.9 million for the third quarter of 2020 and nonrecurring expenses of $1.5 million for the fourth quarter of 2020 and $3.7 million for the third quarter of 2020.

“We continue to see good momentum in our MSR purchase program and settled on over $40 billion UPB during the quarter,” stated Matt Koeppen, Two Harbors’ Chief Investment Officer. “Purchases in our MSR flow program grew by 136% year over year, reflecting the strength of the platform and the relationships we’ve built to source and manage these assets.”

Portfolio Summary
The company’s portfolio was comprised of $16.3 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of December 31, 2020. Additionally, the company held $5.5 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of December 31, 2020 and September 30, 2020:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2020		As of September 30, 2020
	(unaudited)		(unaudited)
Agency
Fixed Rate	$14,627,097	89.7%	$16,544,530	92.4%
Other Agency(1)	72,411	0.4%	78,646	0.5%
Total Agency	14,699,508	90.1%	16,623,176	92.9%
Mortgage servicing rights(2)	1,596,153	9.8%	1,257,503	7.0%
Other	13,031	0.1%	17,993	0.1%
Aggregate Portfolio	$16,308,692		$17,898,672
Net TBA position(3)	5,481,479		6,510,938
Total Portfolio	$21,790,171		$24,409,610

Portfolio Metrics	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter(4)	2.26%	2.42%
Annualized cost of funds on average borrowing balance during the quarter(5)	0.50%	0.64%
Annualized net yield for aggregate portfolio during the quarter	1.76%	1.78%
________________
(1)Other Agency includes hybrid ARMs and Agency derivatives.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Includes interest income on RMBS and servicing income net of servicing expenses and amortization on MSR.
(5)Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of December 31, 2020	As of September 30, 2020
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(6)	$104.95	$104.88
Weighted average three month CPR on Agency RMBS	27.0%	23.1%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	99.4%	99.4%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	0.6%	0.6%
______________
(6) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of December 31, 2020	As of September 30, 2020
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$177,861,483	$156,444,362
Gross weighted average coupon	3.7%	3.9%
Weighted average original FICO score(2)	756	754
Weighted average original LTV	74%	74%
60+ day delinquencies	3.2%	4.1%
Net servicing fee	26.8 basis points	27.2 basis points

	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
	(unaudited)	(unaudited)
Fair value gains (losses)	$2,522	$(112,763)
Servicing income	$100,549	$99,114
Servicing expenses	$22,595	$25,264
Change in servicing reserves	$1,591	$898
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of December 31, 2020	As of September 30, 2020
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$5,197,000	$6,236,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	12,646,341	12,394,818
Swaptions net notional, utilized as macroeconomic hedges	3,750,000	6,000,000
Total interest rate swaps and swaptions notional	$16,396,341	$18,394,818
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of December 31, 2020 and September 30, 2020:

December 31, 2020	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$15,143,898	0.28%	1.91	20
Revolving credit facilities collateralized by MSR and related servicing advance obligations	283,830	2.95%	12.89	3
Term notes payable collateralized by MSR	395,609	2.95%	41.82	n/a
Unsecured convertible senior notes	286,183	6.25%	12.53	n/a
Total borrowings	$16,109,520

September 30, 2020	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$16,376,696	0.29%	2.74	20
Revolving credit facilities collateralized by MSR	274,830	2.94%	39.65	2
Term notes payable collateralized by MSR	395,328	2.95%	44.84	n/a
Unsecured convertible senior notes	285,843	6.25%	15.53	n/a
Total borrowings	$17,332,697

Borrowings by Collateral Type	As of December 31, 2020		As of September 30, 2020
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$15,141,999		$16,374,325
Mortgage servicing rights and related servicing advance obligations	679,439		670,158
Other - secured	1,899		2,371
Other - unsecured(1)	286,183		285,843
Total	$16,109,520		$17,332,697

Debt-to-equity ratio at period-end(2)	5.2	:1.0	5.7	:1.0
Economic debt-to-equity ratio at period-end(3)	6.8	:1.0	7.7	:1.0

Cost of Funds Metrics	Three Months Ended December 31, 2020		Three Months Ended September 30, 2020
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.6%		0.7%
Agency RMBS and Agency Derivatives	0.3%		0.4%
Mortgage servicing rights and related servicing advance obligations(4)	3.9%		3.6%
Other - secured	2.4%		2.5%
Other - unsecured(1)(4)	6.8%		6.7%
____________________
(1)Includes unsecured convertible senior notes.
(2)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.
(4)Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 10, 2021 at 9:00 a.m. EST to discuss fourth quarter 2020 financial results and related information. To participate in the teleconference, please call toll-free (888) 394-8218, conference code 1666797, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on February 10, 2021, through 12:00 a.m. EST on March 12, 2021. The playback can be accessed by calling (719) 457-0820, conference code 1666797. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is an internally managed real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in Minnetonka, MN. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state authorities and GSEs response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the pending litigation related thereto; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN, 55305, telephone (612) 453-4100.

Contact
Paulina Sims, Senior Director, Investor Relations, Two Harbors Investment Corp., 612-446-5431, Paulina.Sims@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	December 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $14,043,175; allowance for credit losses $22,528)	$14,650,922	$31,406,328
Mortgage servicing rights, at fair value	1,596,153	1,909,444
Cash and cash equivalents	1,384,764	558,136
Restricted cash	1,261,667	1,058,690
Accrued interest receivable	47,174	92,634
Due from counterparties	146,433	318,963
Derivative assets, at fair value	95,937	188,051
Reverse repurchase agreements	91,525	220,000
Other assets	241,346	169,376
Total Assets	$19,515,921	$35,921,622
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$15,143,898	$29,147,463
Federal Home Loan Bank advances	—	210,000
Revolving credit facilities	283,830	300,000
Term notes payable	395,609	394,502
Convertible senior notes	286,183	284,954
Derivative liabilities, at fair value	11,058	6,740
Due to counterparties	135,838	259,447
Dividends payable	65,480	128,125
Accrued interest payable	21,666	149,626
Other liabilities	83,433	70,299
Total Liabilities	16,426,995	30,951,156
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 100,000,000 and 50,000,000 shares authorized and 40,050,000 and 40,050,000 shares issued and outstanding, respectively ($1,001,250 and $1,001,250 liquidation preference, respectively)	977,501	977,501
Common stock, par value $0.01 per share; 700,000,000 and 450,000,000 shares authorized and 273,703,882 and 272,935,731 shares issued and outstanding, respectively	2,737	2,729
Additional paid-in capital	5,163,794	5,154,764
Accumulated other comprehensive income	641,601	689,400
Cumulative earnings	1,025,756	2,655,891
Cumulative distributions to stockholders	(4,722,463)	(4,509,819)
Total Stockholders’ Equity	3,088,926	4,970,466
Total Liabilities and Stockholders’ Equity	$19,515,921	$35,921,622

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$72,071	$230,567	$515,685	$962,283
Other	429	7,871	9,365	32,407
Total interest income	72,500	238,438	525,050	994,690
Interest expense:
Repurchase agreements	11,001	152,919	233,069	654,280
Federal Home Loan Bank advances	—	514	1,747	10,920
Revolving credit facilities	3,513	4,038	12,261	19,354
Term notes payable	3,296	5,002	14,974	10,708
Convertible senior notes	4,831	4,811	19,197	19,067
Total interest expense	22,641	167,284	281,248	714,329
Net interest income	49,859	71,154	243,802	280,361
Other-than-temporary impairment losses	—	(3,308)	—	(14,312)
Other income (loss):
Gain (loss) on investment securities	37,363	28,141	(999,859)	280,118
Servicing income	100,549	127,690	443,351	501,612
Gain (loss) on servicing asset	2,522	(21,739)	(935,697)	(697,659)
Loss on interest rate swap, cap and swaption agreements	(14,689)	(6,875)	(310,806)	(108,289)
Gain (loss) on other derivative instruments	81,289	(10,800)	90,023	259,998
Other income	474	60	1,422	337
Total other income (loss)	207,508	116,477	(1,711,566)	236,117
Expenses:
Management fees	—	17,546	31,738	60,102
Servicing expenses	24,217	20,253	94,266	74,607
Compensation and benefits	11,220	7,965	37,723	33,229
Other operating expenses	7,237	6,177	28,626	23,826
Restructuring charges	(294)	—	5,706	—
Total expenses	42,380	51,941	198,059	191,764
Income (loss) before income taxes	214,987	132,382	(1,665,823)	310,402
Provision for (benefit from) income taxes	3,816	(2,372)	(35,688)	(13,560)
Net income (loss)	211,171	134,754	(1,630,135)	323,962
Dividends on preferred stock	18,951	18,950	75,802	75,801
Net income (loss) attributable to common stockholders	$192,220	$115,804	$(1,705,937)	$248,161
Basic earnings (loss) per weighted average common share	$0.70	$0.42	$(6.24)	$0.93
Diluted earnings (loss) per weighted average common share	$0.68	$0.41	$(6.24)	$0.93
Dividends declared per common share	$0.17	$0.40	$0.50	$1.67
Weighted average number of shares of common stock:
Basic	273,699,079	272,906,815	273,600,947	267,826,739
Diluted	291,870,229	291,070,864	273,600,947	267,826,739

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net income (loss)	$211,171	$134,754	$(1,630,135)	$323,962
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(78,739)	(58,954)	(47,799)	578,583
Other comprehensive (loss) income	(78,739)	(58,954)	(47,799)	578,583
Comprehensive income (loss)	132,432	75,800	(1,677,934)	902,545
Dividends on preferred stock	18,951	18,950	75,802	75,801
Comprehensive income (loss) attributable to common stockholders	$113,481	$56,850	$(1,753,736)	$826,744

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,	Three Months Ended September 30,
	2020	2020
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income to Core Earnings:
Comprehensive income attributable to common stockholders	$113,481	$219,180
Adjustment for other comprehensive loss (income) attributable to common stockholders:
Unrealized loss (gain) on available-for-sale securities	78,739	(36,216)
Net income (loss) attributable to common stockholders	$192,220	$182,964

Adjustments for non-Core Earnings:
Realized (gain) loss on securities	(52,082)	1,725
Unrealized loss on securities	10,210	281
Provision for credit losses	4,509	7,101
Realized and unrealized (gain) loss on mortgage servicing rights	(61,968)	55,858
Realized loss on termination or expiration of swaps and swaptions	2,546	—
Unrealized loss (gain) on interest rate swaps and swaptions	14,096	(583)
Gain on other derivative instruments	(37,752)	(32,696)
Other (income) loss	(399)	5
Change in servicing reserves	1,591	898
Non-cash equity compensation expense	2,243	2,857
Other nonrecurring expenses	1,541	3,664
Change in restructuring charges	(294)	(139,788)
Net provision for (benefit from) income taxes on non-Core Earnings	5,546	(6,715)
Core Earnings attributable to common stockholders(1)	$82,007	$75,571

Weighted average basic common shares	273,699,079	273,705,785
Core Earnings attributable to common stockholders per weighted average basic common share	$0.30	$0.28
_____________
(1)Core Earnings is a non-U.S. GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, provision for credit losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, other nonrecurring expenses and restructuring charges). As defined, Core Earnings includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, servicing income, net of estimated amortization on MSR, management fees and recurring cash related operating expenses. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Core Earnings provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(unaudited)
Net Interest Income:
Interest income	$72.5	$89.7	$107.3	$255.5	$237.3
Interest expense	22.6	29.2	62.1	167.3	167.3
Net interest income	49.9	60.5	45.2	88.2	70.0
Other income:
Servicing income, net of amortization(1)	41.1	42.2	51.0	55.2	54.6
Interest spread on interest rate swaps	2.0	0.8	(56.3)	(12.6)	4.8
Gain on other derivative instruments	43.5	32.9	11.9	5.3	9.0
Other income	0.1	0.1	0.1	0.1	0.1
Total other income	86.7	76.0	6.7	48.0	68.5
Expenses	37.3	43.5	46.8	47.0	49.4
Core Earnings before income taxes	99.3	93.0	5.1	89.2	89.1
Income tax expense	(1.7)	(1.5)	0.6	2.6	2.5
Core Earnings	101.0	94.5	4.5	86.6	86.6
Dividends on preferred stock	19.0	18.9	19.0	19.0	18.9
Core Earnings attributable to common stockholders(2)	$82.0	$75.6	$(14.5)	$67.6	$67.7
Weighted average basic Core EPS	$0.30	$0.28	$(0.05)	$0.25	$0.25

Core earnings return on average common equity	15.9%	15.7%	(3.1)%	7.3%	6.8%
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(1)Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.